UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014 (April 30, 2014)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

EV Management, LLC (“Company”), the general partner of the general partner of EV Energy Partners, L.P. (“Partnership”), entered into an Employee Separation and Release Agreement (“Agreement”) with Ronald J. Gajdica on April 30, 2014. The Agreement provides for a separation payment of $700,000 and an additional $25,000 to pay the costs of continuing health insurance under the Company’s plans, in each case, less required withholding taxes. The Agreement contains releases and other provisions customary in executive separation agreements.

Under the terms of award agreements made to Dr. Gajdica under the Partnership’s long term incentive plans, all phantom unit awards will automatically vest on January 15, 2015. In addition, EnerVest, Ltd., which owns the Company, purchased Dr. Gajdica’s interest in EV Investors, L.P., which owns a partnership interest in the general partner of the Partnership, for the fair market value of such interest, in accordance with the terms of the partnership agreement of EV Investors, L.P.

A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

10.1	Ronald J. Gajdica Separation Agreement, dated April 30, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: May 6, 2014	By:	/s/MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of
EV Management LLC, general partner of
EV Energy GP, L.P., general partner of
EV Energy Partners, L.P.

EXHIBIT INDEX

10.1	Ronald J. Gajdica Separation Agreement, dated April 30, 2014.